EXHIBIT 10.29


                             COMPENSATION COMMITTEE

                              Mexico City, Mexico
                                October 17, 2001


Proposed resolution approving exceptions to the International Service Program for an officer



RESOLVED, that A.R.C. (Sandy) Allan, who is on assignment in London, is covered by the provisions, as an expatriate, of the International Service Program;

FURTHER RESOLVED, that the Committee agrees, in light of the dual nature of Mr. Allan's role, to provide certain exception to policy related to that Program;

FURTHER RESOLVED, that the nature of the exceptions are as follows:

     1) Mr. Allan and his family will continue to be provided schooling and housing and other appropriate expatriate provisions through the end of the school year in Hong Kong; and

     2) Mr. Allan will be provided a Housing and Utilities Allowance less Shelter Deduction for his primary residence in his new location;


FURTHER RESOLVED, that the appropriate officers for the Company be, and each of them hereby is, authorized to take any and all action which they or any of them deem necessary, convenient or appropriate in order to effectuate the purpose of the proceeding resolution.